UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2006

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, P.O. Box 552, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2006, James M. Lindstrom, Centrue Financial Corporation’s Senior Vice President and Chief Financial Officer, gave notice of his intention to resign from Centrue Financial, effective February 10, 2006. Following his two and a half years at Centrue Financial, Mr. Lindstrom announced that he will join an investment company that is one of Centrue Financial’s significant stockholders. After the effective time of Mr. Lindstrom’s resignation and until a permanent replacement is hired to serve as the Chief Financial Officer, John A. Betts, Centrue Financial’s current Corporate Controller, will also serve as its interim principal financial officer.

In connection with Mr. Lindstrom’s resignation, the employment agreement between Mr. Lindstrom and Centrue Financial, dated December 31, 2004 will be terminated effective as of February 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

January 24, 2006	By:	Thomas A. Daiber

Name: Thomas A. Daiber
Title: Chief Executive Officer